SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              INTERCARDIA, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                               INTERCARDIA, INC.
                              3200 EAST HIGHWAY 54
                         CAPE FEAR BUILDING, SUITE 300
                  RESEARCH TRIANGLE PARK, NORTH CAROLINA 27709

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 19, 1997

TO THE STOCKHOLDERS OF
 INTERCARDIA, INC.:

     The Annual Meeting of Stockholders of Intercardia, Inc. (the "Company") will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, on Wednesday, February 19, 1997 at 9:00 a.m., for the following purposes:

     1. To elect a board of five directors;

     2. To approve amendments to the Company's 1994 Stock Option Plan to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 shares to 1,500,000 shares;

     3. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent auditors of the Company for the fiscal year ending September 30, 1997; and

     4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

The foregoing items are more fully described in the attached Proxy Statement.

     The Board of Directors has fixed the close of business on January 10, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. All such stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even if such stockholder returned a proxy.

     The Company's Proxy Statement and proxy is submitted herewith along with the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1996.

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, STOCKHOLDERS ARE URGED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                         By Order of the Board of Directors

                                         RICHARD W. REICHOW,
                                         SENIOR VICE PRESIDENT, CHIEF
                                         FINANCIAL OFFICER, TREASURER AND
                                         SECRETARY

Research Triangle Park,
North Carolina
January 21, 1997

                               INTERCARDIA, INC.
                              3200 EAST HIGHWAY 54
                         CAPE FEAR BUILDING, SUITE 300
                  RESEARCH TRIANGLE PARK, NORTH CAROLINA 27709

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 19, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     The enclosed proxy is solicited by the Board of Directors of Intercardia, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina, at 9:00 a.m. on Wednesday, February 19, 1997, and any adjournments thereof (the "Meeting"). The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, employees of the Company, without extra remuneration, may solicit proxies personally or by telephone. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto. The mailing address of the principal executive offices of the Company is P.O. Box 14287, Research Triangle Park, North Carolina 27709. Copies of this Proxy Statement and accompanying proxy card were mailed to stockholders on or about January 21, 1997.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before it is voted by giving a later proxy or written notice to the Company (Attention: Richard W. Reichow, Corporate Secretary), or by attending the Meeting and voting in person.

VOTING

     When the enclosed proxy is properly executed and returned (and not subsequently properly revoked), the shares it represents will be voted in accordance with the directions indicated thereon, or, if no direction is indicated thereon, it will be voted: (i) FOR the election of the five nominees for director identified below; (ii) FOR the approval of amendments to the 1994 Stock Option Plan to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 shares to 1,500,000 shares; (iii) FOR ratification of the appointment of Coopers & Lybrand L.L.P., Raleigh, North Carolina, as independent auditors of the Company for the fiscal year ending September 30, 1997; and (iv) in the discretion of the proxies with respect to any other matters properly brought before the stockholders at the Meeting.

RECORD DATE

     Only the holders of record of the Company's Common Stock at the close of business on the record date, January 10, 1997 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On the Record Date, 6,741,603 shares of Common Stock were outstanding. Stockholders will be entitled to one vote for each share of Common Stock held on the Record Date.

                    PROPOSAL NO. 1 -- ELECTIONS OF DIRECTORS

NOMINEES

     The Company's By-Laws provide that the number of directors constituting the Board of Directors shall be no less than one nor greater then seven. The number of directors currently authorized is five. Therefore, that number of directors are to be elected to serve for one year, until the election and qualification of their successors, and it is intended that proxies, not limited to the contrary, will be voted FOR all of the nominees named below. If any nominee is unable or declines to serve as a director at the time of the Meeting, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitute proposed by the Board of Directors. It is not anticipated that any nominee listed below will be unable or will decline to serve as a director. None of the nominees is related by blood, marriage or adoption to any other nominee or any executive officer of the Company.

NAME OF NOMINEE                                                         AGE    DIRECTOR SINCE
Clayton I. Duncan....................................................   47          1995
Glenn L. Cooper, M.D.................................................   44          1994
Roger W. Brimblecombe, Ph.D..........................................   67          1995
Joseph J. Ruvane, Jr.................................................   71          1995
David B. Sharrock....................................................   60          1995

     CLAYTON I. DUNCAN has been President, Chief Executive Officer and a director of the Company since January 1995. From 1989 until December 1993, Mr. Duncan was President and Chief Executive Officer of Sphinx Pharmaceuticals Corporation ("Sphinx"), a biopharmaceutical company which was acquired by Eli Lilly and Company ("Lilly") in September 1994. From December 1993 until September 1994, he served as an independent consultant to Sphinx with regard to the sale of Sphinx to Lilly. From 1987 to 1989, Mr. Duncan was a General Partner of Intersouth Partners, a venture capital firm. From 1979 to 1987, he was an executive with Carolina Securities Corporation, a regional investment banking firm, serving as Executive Vice President and a director from 1984 to 1987. Mr. Duncan was founder and Chairman of the Board of CRX Medical, Inc., a medical products company that conducted research and development in wound management, ophthalmic disorders and interventional radiology. Mr. Duncan is also a director of Transcell Technologies, Inc. ("Transcell"), a privately held majority-owned subsidiary of Interneuron Pharmaceuticals, Inc. ("Interneuron"), which owned approximately 60% of the Company's outstanding Common Stock as of the Record Date. Mr. Duncan received an M.B.A. from the University of North Carolina at Chapel Hill.

     GLENN L. COOPER, M.D. has been Chairman of the Board of Directors of the Company since March 1994. He was President and Chief Executive Officer of the Company from March 1994 to January 1995. Dr. Cooper has been President, Chief Executive Officer and a director of Interneuron since May 1993. He was President and Chief Executive officer of Progenitor, Inc. ("Progenitor"), a privately held majority-owned subsidiary of Interneuron, from September 1992 to June 1994. Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx from 1990 to 1992. Prior to that time and since 1985, he was associated with Lilly, from 1987 to 1990 as Director, Clinical Research, Europe, of Lilly Research Center Limited, and from 1986 to 1987 as International Medical Advisor, Regulatory Affairs, Chemotherapy Division at Lilly Research Laboratories. Dr. Cooper is a director of Transcell, Progenitor and InterNutria, Inc., a privately held majority-owned subsidiary of Interneuron. Dr. Cooper received his M.D. from Tufts University School of Medicine.

     ROGER W. BRIMBLECOMBE, PH.D. has been a director of the Company since October 1995. Since 1990, he has been an independent consultant in the field of pharmaceutical research and development. From 1987 to 1990, he was employed by SmithKline & French serving as Vice-President, Collaborative Research and Development (Worldwide) between 1987 and 1988 and as Vice-President, Collaborative Research and Development and Compound Acquisition (Worldwide) between 1988 and 1990. From 1982 to 1986, Dr. Brimblecombe served as Vice President, Research and Development of SmithKline & French. He received his Ph.D. and D.Sc. from the University of Bristol in England. Dr. Brimblecombe currently serves on the Board of Directors of Vertex Pharmaceuticals Incorporated and is Chairman of the Board of Vanguard Medica, Ltd.

     JOSEPH J. RUVANE, JR. has been director of the Company since May 1995. Mr. Ruvane was a director of Sphinx from 1989 to 1994, serving as its Chairman of the Board from 1990 to 1994. From 1988 to 1990, Mr. Ruvane served as Vice Chairman of the Board of Directors of Glaxo Inc. ("Glaxo"), a multinational pharmaceutical company. From 1981 to 1988 he served as President and Chief Executive Officer of Glaxo. Mr. Ruvane also serves as Chairman of the Board of Systemix, Inc., a biotechnology company, and as a director of Connective Therapeutics, Inc., a biotechnology company.

     DAVID B. SHARROCK has been a director of the Company since October 1995. Mr. Sharrock was associated with Marion Merrell Dow Inc., a multinational pharmaceutical company, and its predecessor companies for over 35 years until his retirement in December 1993. Most recently, since December 1989, he served as Executive Vice President, Chief Operating Officer and a director, and in 1988, he was named President and Chief Operating Officer of Merrell Dow Pharmaceutical Inc. Mr. Sharrock is also a director of Interneuron, Progenitor, Unitog Co. and Cincinnati Bell Inc.

        INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware and the By-Laws of the Company. During the fiscal year ended September 30, 1996, the Board of Directors held four formal meetings, excluding actions by unanimous written consent during the fiscal year. Each member of the Board attended all of the fiscal 1996 meetings of Board of Directors and Board committees of which he was a member.

     The Board of Directors has established an Audit Committee and a Compensation Committee. The Board has no Nominating Committee. The Audit Committee currently consists of Mr. Ruvane, Mr. Sharrock and Dr. Brimblecombe. The Audit Committee held its first meeting on December 11, 1996. The Audit Committee reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Compensation Committee currently consists of Dr. Cooper, Dr. Brimblecombe and Mr. Ruvane. During 1996, the Compensation Committee held three formal meetings, excluding actions by unanimous written consent. The Compensation Committee makes recommendations to the Board of Directors regarding salaries and incentive compensation for officers of the Company, and determines the amount and type of equity incentives granted to participants in the Company's 1994 Stock Option Plan.

VOTE REQUIRED

     The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted at the Meeting shall be elected as directors of the Company. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect under Delaware law. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the election of directors, the Company believes that abstentions should be counted for purposes of determining whether a quorum is present at the Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions with respect to the election of directors in this manner. However, because directors are elected by a plurality vote, abstentions in the election of directors have no effect once a quorum exists. In a 1988 case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that broker non-votes may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business. Accordingly, the Company intends to treat broker non-votes with respect to the election of directors in this manner.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                    PROPOSAL NO. 2 -- APPROVAL OF AMENDMENTS
                         TO THE 1994 STOCK OPTION PLAN

     The Company's 1994 Stock Option Plan (the "Option Plan") was adopted and approved by the Board of Directors and by the stockholders of the Company in October 1994. A total of 1,500,000 shares of Common Stock have been reserved for issuance under the Option Plan, 500,000 of which are subject to stockholder approval at the Meeting. As of December 31, 1996, options to purchase 6,000 shares had been exercised under the Option Plan, options for 1,116,298 shares were outstanding thereunder at a weighted average exercise price of $8.40 per share. Therefore, no additional Option Plan shares are available without stockholder approval.

     The Option Plan provides for the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), solely to employees, and nonstatutory stock options to employees, officers and directors of, and consultants or advisors to, the Company. As of December 31, 1996, approximately 20 employees, officers and directors of the Company were eligible to receive grants under the Option Plan. The Option Plan is administered by the Compensation Committee of the Board of Directors. Subject to the restrictions of the Option Plan, the Compensation Committee determines who is granted options, the terms of options granted, including exercise price, the number of shares subject to the option and the option's exercisability. The current members of the Compensation Committee are Dr. Cooper, Dr. Brimblecombe and Mr. Ruvane.

     The exercise price of options granted under the Option Plan is determined on the date of grant, and in the case of incentive stock options, must be at least 100% of the fair market value per share at the time of grant. The exercise price of any option granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. Payment of the exercise price may be made by delivery of cash or a check to the order of the Company, or by any other means determined by the Board of Directors.

     Options granted to employees under the Option Plan generally become exercisable in increments, based on the optionee's continued employment with the Company, over a period of up to seven years. The term of an incentive stock option may not exceed 10 years. The form of option agreement generally provides that options granted under the Option Plan, whether incentive stock options or nonstatutory options, expire 10 years from the date of grant. Incentive stock options granted pursuant to the Option Plan are not transferable by the optionee, other than by will or the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee. Nonstatutory options granted under the Option Plan are transferable to the optionee's family members. All outstanding options under the Option Plan become fully exercisable for a period of 60 days following the occurrence of any of the following events:
(i) a tender offer or exchange offer (other than by the Company or any employee benefit plan of the Company); (ii) the acquisition by any person or group, as defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (other than the Company or any employee benefit plan of the Company) of beneficial ownership of stock possessing 30% or more of the voting power of the Company's outstanding capital stock; (iii) the approval of an agreement providing for the merger or consolidation of the Company with another corporation where the stockholders of the Company, after the merger or consolidation, will own stock possessing less than 80% of the voting power of the corporation issuing cash or securities in the merger or consolidation; (iv) the approval of an agreement providing for the sale or other disposition of all or substantially all of the Company's assets; and (v) the date during any period of two consecutive years when individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof, unless the election or nomination of each new director was approved by at least two-thirds of the directors still in office who were directors at the beginning of such period. In the event of a merger of the Company with or into another corporation, the Company shall request the successor corporation to assume all options outstanding under the Option Plan. If such successor corporation fails or refuses to assume the options or to issue substantially equivalent options, then the outstanding options under the Option Plan shall accelerate and become fully exercisable.

     The Option Plan provides for the grant of nonstatutory options to non-employee directors of the Company pursuant to a non-discretionary, automatic grant mechanism (the "Automatic Grant Program"), which was amended by the Board in June 1996 subject to ratification by the stockholders at the Meeting (the "Automatic Grant Program Amendments"). Upon the effectiveness of the Company's initial public offering in February 1996, each non-employee director of the Company not the beneficial owner of 10% or more of the voting power of the Company's outstanding capital stock ("Eligible Directors"), consisting at that time of Dr. Brimblecombe, Mr. Ruvane and Mr. Sharrock, received an option (a "Director Option") to purchase 10,000 shares of Common Stock. Future Eligible Directors will be granted Director Options to purchase 5,000 shares of Common Stock on the date each such person is first elected or appointed a director of the Company. Each Eligible Director shall thereafter be granted automatically each year (except in the year his or her Director Option is granted) an option to purchase 3,000 shares of Common Stock (1,000 shares prior to the Automatic Grant Program Amendment), as long as such director is a member of the Board of Directors. The exercise price of options granted under the Automatic Grant Program is the fair market value of the Company's Common Stock on the date of grant. Such options become exercisable ratably over 36 months (four years prior to the Automatic Grant Program Amendment) commencing one month from the date of grant and will expire the earlier of 10 years after the date of grant or 90 days after termination of the director's service on the Board.

     The Board may amend the Option Plan at any time or from time to time or may terminate the Option Plan without the approval of the stockholders, provided that stockholder approval is required for any amendment to the Option Plan requiring stockholder approval under applicable law as in effect at the time, and provided further that amendments with respect to options granted to persons subject to Section 16 of the Exchange Act cannot be made more frequently than once every six months. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan. The Board may accelerate the exercisability of any option or waive any condition or restriction pertaining to such option at any time. The Option Plan will terminate in November 2004, unless terminated sooner by the Board.

TAX CONSEQUENCES OF OPTIONS

     An optionee who is granted an incentive stock option will generally not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or holder of more than 10% of the outstanding Common Stock of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options which do not qualify as incentive stock options are referred to as nonstatutory options. Generally, an optionee will not recognize any taxable income at the time he or she is granted a non-statutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     The foregoing is only a summary, based on the Code as currently in effect, of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

PROPOSED AMENDMENTS

     In June 1996, the Board of Directors adopted an amendment to the Option Plan to increase the number of shares reserved for issuance thereunder from 1,000,000 shares to 1,500,000 shares (the "Share Amount Amendment"). Without giving effect to the Share Amount Amendment, as of December 31, 1996 no shares remained available for future grant under the Option Plan, which will not allow the Company to meet its anticipated needs with respect to the issuance of additional options to employees and consultants of the Company.

     In June 1996, the Board of Directors also amended the Automatic Grant Program, as described above. In December 1996, the Board of Directors adopted additional amendments to the Option Plan to take into account certain changes to Rule 16b-3 promulgated under the Exchange Act, which were recently adopted by the Securities and Exchange Commission (the "Section 16 Plan Amendments"), and to permit, in accordance with existing Option Plan provisions, the accelerated exercisability of options in the event of certain acquisition transactions involving Interneuron, the Company's largest stockholder. Acquisition transactions involving Interneuron had previously been excluded from the events triggering accelerated exercisability of options under the Option Plan. The
Section 16 Plan Amendments allow for transferability to family members of options (other than incentive stock options) granted under the Option Plan, and make certain other technical amendments to the Option Plan to, among other things, conform terminology to Rule 16b-3, as amended.

     At the Meeting, the stockholders are being asked to approve the above-described amendments to the Option Plan to, among other things, increase the number of shares authorized for issuance thereunder from 1,000,000 shares to 1,500,000 shares.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting will be required to approve the Share Amount Amendment. The other amendments to the Option Plan do not require stockholder approval, but are being presented to the stockholders for ratification at the Meeting. Votes withheld on this proposal will be counted for purposes of determining the presence or absence of a quorum for the transaction of business and will be treated as shares represented and voting on this proposal at the Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both whether a quorum is present at the Meeting and the total number of shares represented and voting on this proposal at the Meeting. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 case, BERLIN V. EMERALD PARTNERS, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes with respect to this proposal will therefore not be considered represented and voting and, accordingly, will not affect the determination as to whether the requisite vote has been obtained to approve this proposal.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENTS TO THE OPTION PLAN.

      PROPOSAL NO. 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of Coopers & Lybrand L.L.P., Raleigh, North Carolina ("Coopers"), to serve as the independent auditors of the Company for the fiscal year ending September 30, 1997, and recommends that the stockholders ratify such action. Coopers has audited the accounts of the Company since the Company's inception in March 1994 and has advised the Company that it does not have, and has not had, any direct or indirect financial interest in the Company or its subsidiaries in any capacity other than that of serving as independent auditors. Representatives of Coopers are expected to attend the Meeting. They will have an opportunity to make a statement, if they desire to do so, and will also be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting on this proposal at the Meeting shall constitute ratification of the appointment of Coopers. If the appointment of Coopers is not ratified by the stockholders, the Board of Directors will reconsider its selection.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF COOPERS AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1997.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the ownership of shares of the Company's Common Stock as of the Record Date by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers, as listed under " -- Executive Compensation -- Summary Compensation" below, and (iv) all directors and executive officers of the Company as a group.

                                                                                                      SHARES            PERCENTAGE
NAME                                                                                          BENEFICIALLY OWNED (1)    OWNED (2)
Interneuron Pharmaceuticals, Inc. (3)......................................................          4,015,629             59.6%
  One Ledgemont Center
  99 Hayden Avenue
  Lexington, Massachusetts 02173
Glenn L. Cooper, M.D. (4)..................................................................          4,016,368             59.6%
  One Ledgemont Center
  99 Hayden Avenue
  Lexington, Massachusetts 02173
Clayton I. Duncan (5)......................................................................            173,688              2.5%
Joseph J. Ruvane, Jr (6)...................................................................              8,500                *
Roger W. Brimblecombe, Ph.D. (7)...........................................................              5,500                *
David B. Sharrock (8)......................................................................              5,500                *
David P. Ward, M.D. (9)....................................................................             30,813                *
Richard W. Reichow (10)....................................................................             61,205                *
All directors and executive officers as a group (7 persons) (11)...........................          4,301,574             61.3%

  * Less than one percent.

 (1) Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock indicated below.

 (2) As of the Record Date the Company had 6,741,603 shares of Common Stock outstanding. Share ownership in each case includes shares issuable upon exercise of options that may be exercised within 60 days after the Record Date for purposes of computing the percentage of Common Stock owned by such person but not for purposes of computing the percentage owned by any other person.

 (3) Consists of shares held by Interneuron. Dr. Cooper is President, Chief Executive Officer and a director of Interneuron. Dr. Cooper disclaims beneficial ownership of such shares.

 (4) Consists of 4,015,629 shares held by Interneuron and 739 shares held by Dr. Cooper. Dr. Cooper is President, Chief Executive Officer and a director of Interneuron. Dr. Cooper disclaims beneficial ownership of the shares held by Interneuron.

 (5) Consists of shares issuable upon exercise of options held by Mr. Duncan.

 (6) Includes 3,000 shares owned and 5,500 shares issuable upon exercise of options held by Mr. Ruvane.

 (7) Consists of shares issuable upon exercise of options held by Dr. Brimblecombe.

 (8) Consists of shares issuable upon exercise of options held by Mr. Sharrock.

 (9) Includes 813 shares owned and 30,000 shares issuable upon exercise of options held Dr. Ward.

(10) Includes 3,205 shares owned and 58,000 shares issuable upon exercise of options held by Mr. Reichow.

(11) Includes shares beneficially owned by the directors and Named Officers listed above. See footnotes (4)-(10).

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION

     The following table sets forth all compensation paid or accrued by the Company for services rendered to it in all capacities for the fiscal years ended September 30, 1995 and 1996, to the Company's Chief Executive Officer and the Company's other executive officers who earned at least $100,000 in the respective fiscal year (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                             STOCK
NAME AND                            FISCAL       ANNUAL COMPENSATION        OPTIONS        AEOLUS          ALL OTHER
PRINCIPAL POSITION                   YEAR        SALARY         BONUS       (SHARES)     SHARES (1)     COMPENSATION (2)
Clayton I. Duncan,                    1996      $ 251,667     $ 112,500      139,241            --           $1,555
  President and Chief Executive       1995        168,750            --      251,557         7,353            1,258
  Officer (3)
David P. Ward, M.D.                   1996        193,750        37,000       20,000            --            1,364
  Senior Vice President,              1995         99,615            --      120,000            --            1,189
  Research & Development (4)
Richard W. Reichow,                   1996        173,333        30,000       20,000            --            1,600
  Senior Vice President, Chief
  Financial Officer, Treasurer
  and Secretary

(1) Shares of the Common Stock of Aeolus were issued to Mr. Duncan during the fiscal year ended September 30, 1995 for $0.001 per share.

(2) Consists of life and long-term disability insurance premiums and health club fees reimbursed or paid on behalf of the Named Officers.

(3) Compensation for the fiscal year ended September 30, 1995 covers the period commencing upon Mr. Duncan joining the Company in January 1995.

(4) Compensation for the fiscal year ended September 30, 1995 covers the period commencing upon Dr. Ward joining the Company in March 1995.

  BONUS PLAN

     In October 1995, the Board of Directors of the Company approved a cash bonus plan for executive officers of the Company (the "Bonus Plan"). Under the terms of the Bonus Plan, upon the satisfaction, prior to September 30, 1996, of both the execution of the Company's collaborative agreement with Astra Merck Inc. (which occurred in December 1995) and completion of the Company's initial public offering (which occurred in February 1996), the Company's Vice Presidents received a cash bonus of 20% of their annual salaries and the President and Chief Executive Officer received a cash bonus of 50% of his annual salary, because both goals were accomplished by March 31, 1996.

  MANAGEMENT INCENTIVE PLAN

     In February 1996, the Compensation Committee and the Board of Directors approved the Management Incentive Plan ("MIP") for the executive officers of the Company. The MIP provides for cash payments to the executive officers upon the achievement of certain corporate and individual objectives. The MIP is intended to be an annual compensation program. For the calendar year ended December 31, 1996, the corporate objectives related to the development and commercialization of bucindolol, the Company's most advanced development project. The corporate and individual objectives will be evaluated and measured during January 1997, and cash payments will be made to the executive officers at the end of January 1997.

  OPTION GRANTS, EXERCISES AND HOLDINGS AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes all option grants during the fiscal year ended September 30, 1996 to the Named Officers:

           OPTION GRANTS DURING FISCAL YEAR ENDED SEPTEMBER 30, 1996

                                                 % OF TOTAL                                    POTENTIAL REALIZABLE
                                                  OPTIONS                                     VALUE AT ASSUMED ANNUAL
                                                 GRANTED TO     EXERCISE                       RATES OF STOCK PRICE
                           NUMBER OF SHARES      EMPLOYEES       OR BASE                         APPRECIATION FOR
                          UNDERLYING OPTIONS     IN FISCAL      PRICE PER     EXPIRATION          OPTION TERM (2)
NAME                           GRANTED           YEAR 1996      SHARE (1)        DATE            5%            10%
Clayton I. Duncan.....            8,975(3)            2.7%       $ 15.00       2-01-2006     $   84,665     $  214,558
                                130,266(4)           39.4%         20.50       9-18-2006      1,679,434      4,256,014
David P. Ward, M.D....           20,000(5)            6.0%         32.00       6-13-2006        402,493      1,019,995
Richard W. Reichow....           20,000(5)            6.0%         32.00       6-13-2006        402,493      1,019,995

(1) The exercise price may be paid in cash or a check to the order of the Company, or by any other means determined by the Board of Directors.

(2) The compounding assumes a 10-year exercise period for all option grants. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(3) These options were granted in February 1996 and are exercisable in three equal installments which vest in February 1996, January 1997 and January 1998.

(4) These options were granted in September 1996 and are exercisable in equal installments over a 36-month period commencing in February 1998.

(5) These options were granted in June 1996 and are exercisable in equal installments over a 36-month period commencing in April 1999.

     The following table sets forth certain information concerning all stock option exercises during the fiscal year ended September 30, 1996 by the Named Officers, and the number and value of unexercised options held by the Named Officers as of September 30, 1996:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                            VALUE OF
                                                                                NUMBER OF                  UNEXERCISED
                                                                          SECURITIES UNDERLYING           IN-THE-MONEY
                                                                               UNEXERCISED                 OPTIONS AT
                                        SHARES                                 OPTIONS AT                 SEPTEMBER 30,
                                      ACQUIRED ON      VALUE               SEPTEMBER 30, 1996               1996 (2)
NAME                                   EXERCISE     REALIZED (1)     EXERCISABLE       UNEXERCISABLE       EXERCISABLE
Clayton I. Duncan..................         --              --              86,844             303,954        $2,062,101
David P. Ward, M.D.................         --              --              30,000             110,000           728,500
Richard W. Reichow.................      1,000        $ 23,140              29,000             110,000           704,110


                                           VALUE OF
                                          UNEXERCISED
                                          IN-THE-MONEY
                                           OPTIONS AT
                                          SEPTEMBER 30,
                                             1996 (2)
NAME                                      UNEXERCISABLE
Clayton I. Duncan..................         $4,677,833
David P. Ward, M.D.................          2,185,500
Richard W. Reichow.................          2,185,500

(1) Market value of underlying securities on the date of exercise, minus the exercise price.

(2) Value based on the difference between the fair market value of the shares of Common Stock at September 30, 1996 ($24.75), as quoted on the Nasdaq Stock Market, and the exercise price of the options.

EMPLOYMENT AGREEMENTS

     In January 1995, the Company entered into a three-year employment agreement with Mr. Duncan. The agreement provides for an annual base salary and annual bonuses based on the achievement of performance milestones to be mutually agreed upon by the Board of Directors or its Compensation Committee and Mr. Duncan. Under the agreement Mr. Duncan was granted options to purchase 260,532 shares of Common Stock of the Company. The agreement with Mr. Duncan also provides that during the term of the agreement and, unless Mr. Duncan terminates his employment for cause, for a period of one year thereafter, Mr. Duncan will not compete with the Company, directly or indirectly. In the event Mr. Duncan's employment is terminated by the Board of Directors without just cause, the Company shall continue to pay Mr. Duncan's base salary plus the greater of prorated bonuses earned or prorated average bonuses received while an employee, subject to set-off for other employment and amounts, if any, owed to the Company, for a period of nine months.

     In November 1995, the Company entered into a three-year employment agreement with each of Dr. Ward and Mr. Reichow. The agreements provide for base salaries and annual bonuses based upon the achievement of performance milestones to be set by the Board of Directors. The agreements also provide that during their term and, unless the employee terminates his employment for cause, for a period of six months thereafter, the employee will not compete with the Company, directly or indirectly. In the event that the employment of Dr. Ward or Mr. Reichow is terminated by the Board of Directors without just cause, the Company shall continue to pay Dr. Ward or Mr. Reichow, as the case may be, his base salary plus the greater of prorated bonuses earned or prorated average bonuses received while an employee, subject to set-off for amounts, if any, owed to the Company, for a period of six months.

COMPENSATION OF DIRECTORS

     All directors are reimbursed for expenses incurred in connection with each board or committee meeting attended. Each director who is not an employee of the Company or Interneuron (a "Qualified Director") receives a fee of $2,000 per Board meeting attended in person.

     The Option Plan provides for the grant of nonstatutory options to non-employee directors of the Company pursuant to the Automatic Grant Program, as described above under the heading "Proposal No. 2 -- Approval of Amendments to the 1994 Stock Option Plan".

     In addition, during fiscal 1996 Mr. Sharrock received $2,000 of consulting fees from the Company and a nonstatutory option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, which was the fair market value, as determined by the Board of Directors as of October 1995, the date of grant.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The Committee met three times during fiscal year 1996 to review executive compensation policies, compensation programs, and individual salaries and awards for the executive officers. The purpose of this report is to inform stockholders of the Company's compensation policies for executive officers and the rationale for the compensation paid to executive officers in fiscal year 1996.

  COMPENSATION PHILOSOPHY

     The Company's compensation program is designed to motivate and reward the executives responsible for the financial and strategic objectives essential to the Company's long-term success and stockholder value. The financial goals for compensation plans are reviewed and approved by the Committee.

     The Company's total compensation philosophy is designed to support its overall objective of creating value for its stockholders. Key objectives of this philosophy are:

     (Bullet) To attract and retain key executives critical to the long-term success of the Company;

     (Bullet) To support a performance-oriented environment that rewards performance with respect to the Company's short-term and long-term financial goals;

     (Bullet) To encourage maximum performance through the use of appropriate incentive programs; and

     (Bullet) To align the interests of executives with those of the Company's stockholders by providing a significant portion of compensation in the Company's Common Stock.

  BASE SALARY

     The Committee annually reviews the base salary of each officer. In determining appropriate salary levels, the Committee considers individual performance, experience, level of responsibility, internal equity and external pay practices for the comparable positions.

  BONUS PLAN

     In October 1995, the Board approved the Bonus Plan to reward participants for their contributions to the achievement of certain Company goals. At that time, the Board recognized that significant goals of the Company included signing a collaborative agreement for bucindolol for the United States and raising equity financing. As both of these goals were completed by February 1, 1996, the Company paid cash bonuses to its executive officers in February 1996. See " -- Executive Compensation -- Bonus Plan".

  MANAGEMENT INCENTIVE PLAN

     In February 1996, the Company established the MIP to reward participants for their contributions to the achievement of Company-wide performance goals. Each year the Board of Directors will approve both the performance measures selected and the specific financial targets used under the MIP. The Committee believes these goals will drive the future success of the Company's business and will enhance stockholder value. For the calendar year ended December 31, 1996, the Company's corporate objectives focused on the development and commercialization of bucindolol, the Company's most advanced product.

     The amount individual executives may earn (target awards) is directly dependent upon the individual's position, responsibility and ability to impact the Company's financial success. Awarded amounts are directly related to performance. Company and individual performance for the calendar year ended December 31, 1996 will be evaluated during January 1997, and cash payments will be made to the executive officers at the end of January 1997. See " -- Executive Compensation -- Management Incentive Plan".

  STOCK OPTIONS

     The stock option plans offered by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. Stock options only have value to the employee if the price of the Company's stock appreciates in value from the date the stock options were granted. Stockholders also benefit from such stock price appreciation.

     Grants of stock options are generally made upon commencement of employment, with additional grants being made annually to all eligible employees, and, occasionally, following a significant change in job responsibility, scope or title. Stock options granted under the various stock plans have vesting schedules of up to seven years and expire ten years from the date of grant. The exercise price of options granted under the stock plans are usually 100% of fair market value of the Common Stock on the date of grant. See " -- Executive Compensation -- Option Grants, Exercises and Holdings and Fiscal Year-End Option Values".

  CEO COMPENSATION

     Mr. Duncan's base salary and grants of stock options for fiscal year 1996 were determined in accordance with the criteria described in the Base Salary and Stock Options sections of this report. The base salary of Mr. Duncan was set at $265,000 as of February 1, 1996. Mr. Duncan received a bonus of $112,500 pursuant to the Bonus Plan, as the objectives established in the Bonus Plan were completed in February 1996.

  CONCLUSION

     The Committee believes that the Company's compensation policies are structured to result in the highest level of performance from the Company's executives. By providing a significant portion of each executive's total potential compensation under the MIP and by providing each executive with a significant number of stock options, the Committee believes that it has closely aligned the Company executive's personal interests with those of the Company and the stockholders. The Committee intends to continue to review and analyze its policies in light of the environment in which the Company competes for executives.

     Neither the material in this report, nor the performance graph included in this proxy statement under the heading " -- Performance Graph" (the "Performance Graph"), is soliciting material, is or will be deemed filed with the Securities and Exchange Commission or is or will be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

              Submitted by:              The Compensation Committee

                                         GLENN L. COOPER, M.D., CHAIRMAN
                                         ROGER W. BRIMBLECOMBE, PH.D.
                                         JOSEPH J. RUVANE, JR.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors consists of Dr. Cooper, Dr. Brimblecombe and Mr. Ruvane. Neither Dr. Brimblecombe nor Mr. Ruvane was at any time during the fiscal year ended September 30, 1996 or at any other time an officer or employee of the Company. Dr. Cooper served as President and Chief Executive Officer of the Company from March 1994 to January 1995. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or the Compensation Committee.

PERFORMANCE GRAPH

     The following graph shows a one-year(1) comparison of cumulative total stockholder returns(2) for the Company, the CRSP Nasdaq Pharmaceuticals Stocks Index and the CRSP Total Return Index of the Nasdaq Stock Market. (The "CRSP" is the Center for Research in Securities Prices at the University of Chicago.) The graph assumes that $100 was invested on February 1, 1996 in each of the Company's Common Stock, the stocks in the CRSP Nasdaq Pharmaceuticals Stocks Index and the stocks in the CRSP Total Return Index of the Nasdaq Stock Market.

(Performance Graph appears here with the following plot points.)


                           2/1/96                  9/30/96
ITRC                       100                      165
Pharmaceuticals            100                       94
NASDAQ                     100                      116


(1) Indicates comparison of total return solely for that period of fiscal year 1996 (February 1, 1996-September 30, 1996) during which the Company's Common Stock was registered under Section 12 of the Exchange Act.

(2) Total return assumes reinvestment of dividends. Total returns for the Nasdaq Stock Market and the Nasdaq Pharmaceuticals Stocks indices are weighted based on market capitalization.

CERTAIN TRANSACTIONS

     The Company was organized in March 1994 as a wholly-owned subsidiary of Interneuron, which acquired 3,500,000 shares of the Company's Common Stock for nominal consideration. In September 1994, Intercardia completed the acquisition of 80.0% of CPEC, Inc. ("CPEC") for a purchase price equal to 170,000 shares of Interneuron Common Stock and cash payments and reimbursement of expenses aggregating approximately $1,852,000. The value of the 170,000 shares provided by Interneuron to the Company to consummate the CPEC acquisition was deemed to be approximately $759,000, representing approximately 70% of the market price of the Interneuron Common Stock at such date. This amount and approximately $608,000 of other expenses incurred by Interneuron in connection with the acquisition of CPEC and the funding of the Beta-blocker Evaluation of Survival Trial (the "BEST Study") were deemed to be an advance by Interneuron to the Company. In December 1994, upon the initial closing of the private placement referred to below, the aggregate amount of advances to the Company of approximately $1,367,000 was converted by Interneuron into an aggregate of 182,296 shares of Series A Preferred Stock of the Company at a conversion price equal to $7.50 per share.

     The Company is required to make two additional purchase price payments to the former CPEC stockholders, each equal to 75,000 shares of Interneuron Common Stock (subject to adjustment based on the market price of Interneuron Common Stock at the time of issuance) when a New Drug Application with respect to bucindolol has been accepted for filing by the U.S. Food and Drug Administration (the "FDA") and upon receipt of an approval letter from the FDA with respect to bucindolol. In the event these milestones are achieved, the Company will incur future charges to operations equal to the fair market value of the Interneuron Common Stock advanced to the Company to make such payments. The minimum and maximum charges incurred in connection with each additional payment would be $750,000 and approximately $1.9 million, respectively. In exchange for Interneuron providing such payments of Interneuron Common Stock, the Company will pay Interneuron an amount equal to the fair market value of such Interneuron Common Stock, payable in cash or in shares of Company Common Stock, at the Company's option.

     In January 1996, Interneuron purchased the CPEC stock held by the former minority stockholders in exchange for 342,792 shares of Interneuron Common Stock. The aggregate number of shares of Interneuron Common Stock was calculated by dividing $8,750,000 by $25.525, the then market price of Interneuron's Common Stock. Fractional shares were paid in cash. As a result of this transaction, Interneuron recorded a non-cash charge to operations during the fiscal year ended September 30, 1996 of approximately $6.1 million. The Company has a right of first refusal, expiring in September 1999, with respect to certain sales (registered or not) of CPEC stock by Interneuron.

     From December 1994 through May 1995, the Company sold an aggregate of 510,325 shares of its Series A Preferred Stock in a private placement, for an aggregate gross purchase price of approximately $3,827,000. Each investor in the private placement also received the right to sell their Series A Preferred Stock to Interneuron for a purchase price, payable in cash or shares of Interneuron Common Stock, equal to their initial purchase price (the "Put Protection Right"). The Put Protection Right, which expired on the closing of the Company's initial public offering in February 1996, was valued at approximately 9.1% of the purchase price and, accordingly, Interneuron received approximately $348,000 from the proceeds of the private placement.

     Paramount Capital, Inc. ("Paramount") acted as the Placement Agent for the private placement and D.H. Blair & Co., Inc. ("Blair") was a selected dealer. Paramount is owned by Lindsay Rosenwald, M.D., who was a director of the Company at the time of the private placement and who is a principal stockholder and Chairman of the Board of Interneuron. Paramount received placement fees aggregating approximately $399,000 and designees of Paramount received warrants to purchase an aggregate of 46,767 shares of Series A Preferred Stock. Dr. Rosenwald received warrants to purchase 30,092 of these shares. Blair is substantially owned by family members of J. Morton Davis (including Dr. Rosenwald's family), a principal stockholder of Interneuron. Blair received fees aggregating approximately $22,000 and designees of Blair received warrants to purchase an aggregate of 4,266 shares of Series A Preferred Stock. All of these warrants are exercisable until February 2001 at an exercise price of $8.25 per share, and, pursuant to a cashless exercise provision, may be exercised without the need to pay any cash. The Company also indemnified Paramount and Blair against certain liabilities, including liabilities under the Act.

     During fiscal 1995 and 1996, Interneuron performed certain services on behalf of the Company for which it was reimbursed an aggregate of $94,000 and $3,000, respectively, pursuant to a management services arrangement. Interneuron also paid for certain Intercardia expenses which were reimbursed by Intercardia at cost. In addition, Interneuron guaranteed Intercardia's office lease (which guarantee was released in March 1996) and its equipment leases, and, through December 1995, the Company's employment agreement with Clayton I. Duncan. In December 1995, the Company and Interneuron entered into a tax allocation agreement to provide, among other things, for the payment of tax liabilities and entitlement to tax refunds and the allocation of responsibility and the providing of cooperation in the filing of tax returns. Also in December 1995, the Company and Interneuron entered into an intercompany services agreement which provides, among other things, for Intercardia to adopt certain policies and procedures and provides for Interneuron to include Intercardia and its employees in certain programs administered by Interneuron, at cost, such as insurance, and to provide research and development services to the Company upon request, on a cost plus basis. Pursuant to the intercompany services agreement between the Company and Interneuron, Interneuron has the right to purchase additional shares of Common Stock at fair market value, if necessary to provide that Interneuron's equity ownership in the Company does not fall below 51.0%. In addition, Interneuron purchased 333,333 shares of Company Common Stock in the Company's initial public offering at the initial public offering price of $15.00 per share.

     The Company has adopted a policy that all future transactions between the Company and its executive officers, directors and other affiliates must be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors, and must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its executive officers, directors or other affiliates be for bona fide business purposes only.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the Company's knowledge, there were no reports required under Section 16(a) of the Securities Exchange Act of 1934, as amended, which were not timely filed during the fiscal year ended September 30, 1996.

DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholders having proposals that they desire to present at next year's annual meeting of stockholders of the Company should, if they desire that such proposals be included in the Company's Proxy Statement relating to such meeting, submit such proposals in time to be received by the Company not later than September 23, 1997. To be so included, all such submissions must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and the Board of Directors directs the close attention of interested stockholders to that Rule. Proposals may be mailed to Richard W. Reichow, Corporate Secretary, Intercardia, Inc., P.O. Box 14287, Research Triangle Park, North Carolina 27709.

OTHER MATTERS

     The Board of Directors knows of no other business to be brought before the Meeting, but it is intended that, as to any such other business, the shares will be voted pursuant to the proxy in accordance with the best judgment of the person or persons acting thereunder.

*******************************************************************************
                                 APPENDIX


                             INTERCARDIA, INC.
                  THIS PROXY IS SOLICITED BY MANAGEMENT
                                  PROXY


The undersigned, a stockholder of Intercardia, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Clayton I. Duncan and Richard W. Reichow, or either of them, attorneys and proxies with full power of substitution to act and vote all shares of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina on February 19, 1997 commencing at 9:00 a.m., Eastern Time, and any adjournment(s) thereof (the "Meeting"). The undersigned hereby directs this proxy to be voted as follows:


            (Continued and to be signed on other side)

A [X] Please mark your
      votes as in this
      example.


            FOR ALL NOMINEES          WITHHOLD AUTHORITY
            LISTED AT RIGHT           TO VOTE FOR ALL
         (except as marked to         NOMINEES LISTED
          the contrary below)            AT RIGHT

1. The election                                   Nominees:
   of five         [ ]                     [ ]      Clayton I. Duncan
   directors.                                       Glenn L. Cooper, M.D.,
                                                    Roger W. Brimblecombe, Ph.D.
                                                    Joseph J. Ruvane, Jr.
                                                    David B. Sharrock
INSTRUCTIONS: To withhold authority to vote for any Individual nominee strike a line through the nominee's name in the list at right.

                                             FOR      AGAINST      ABSTAIN
2. The approval of amendments to the 1994    [ ]        [ ]          [ ]
   Stock Option Plan to, among other things, increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 1,500,000 shares as described in the accompanying Proxy Statement.

3. The ratification of the appointment of    [ ]        [ ]          [ ]
   Coopers & Lybrand LLP as the Independent auditors of the Company for the fiscal year ending September 30, 1997.

This Proxy will be voted as directed above. In the absence of any direction, this Proxy will be voted for Proposals 1-3, with direction to vote upon such other matters as may be brought before the Meeting. Any proxy heretofore given by the undersigned for the Meeting is hereby revoked and declared null and void and without any effect whatsoever.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING.
IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

_______________________ (SEAL) ____________  ____________________(SEAL)____________ DATED: ________, 1997
Signature      Print name and title, if appropriate  Signature        Print name and title, if appropriate

NOTE: (Please sign exactly as name appears on certificate(s))